Exhibit 4.3
REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT dated February 27, 2024 (this “Agreement”) is entered into by and among Solventum Corporation, a Delaware corporation (the “Company”), 3M Company, a Delaware corporation (the “Guarantor”), and Goldman Sachs & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC as representatives (collectively, the “Representatives”) of the initial purchasers listed in Schedule I to the Purchase Agreement (as defined below) (the “Initial Purchasers”).
The Company, the Guarantor and the Representatives are parties to the Purchase Agreement dated February 23, 2024 (the “Purchase Agreement”), which provides for the sale by the Company to the Initial Purchasers of an aggregate of $1,000,000,000 principal amount of its 5.450% Senior Notes due 2027 (the “2027 Notes”), an aggregate of $1,500,000,000 principal amount of its 5.400% Senior Notes due 2029 (the “2029 Notes”), an aggregate of $1,000,000,000 principal amount of its 5.450% Senior Notes due 2031 (the “2031 Notes”), an aggregate of $1,650,000,000 principal amount of its 5.600% Senior Notes due 2034 (the “2034 Notes”), an aggregate of $1,250,000,000 principal amount of its 5.900% Senior Notes due 2054 (the “2054 Notes”) and an aggregate of $500,000,000 principal amount of its 6.000% Senior Notes due 2064 (the “2064 Notes” and, collectively with the 2027 Notes, the 2029 Notes, the 2031 Notes, the 2034 Notes, and the 2054 Notes, the “Notes”). The Notes will initially be guaranteed on a senior unsecured basis by the Guarantor pursuant to the terms of the Guarantee Agreement (as defined below) until terminated and released in accordance with the terms thereof. As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company and the Guarantor have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.
In consideration of the foregoing, the parties hereto agree as follows:
1.    Definitions. As used in this Agreement, the following terms shall have the following meanings:
“Agreement” shall have the meaning set forth in the Preamble.
“Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which commercial banking institutions in New York, New York are authorized or obligated by law or required by executive order to close.
“Company” shall have the meaning set forth in the Preamble.
“Distribution” means the distribution by the Guarantor of at least 80.1% of the Company’s issued and outstanding shares of common stock to the Guarantor’s stockholders.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.
“Exchange Notes” shall mean senior notes of a series issued by the Company under the Indenture and, if applicable, guaranteed by the Guarantor under the Guarantee Agreement, containing terms substantially identical in all material respects to the applicable series of Notes (except that the Exchange Notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders in exchange for Registrable Securities of such series pursuant to the Exchange Offer for such series.
“Exchange Offer” shall mean the exchange offer by the Company and, unless its obligations under this Agreement have been terminated pursuant to the provisions of Section 7 hereof, the Guarantor of Exchange Securities of each series for Registrable Securities of such series pursuant to Section 2(a) hereof.
“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.
“Exchange Securities” shall mean the Exchange Notes and, unless and until the Guarantees are terminated in accordance with the Guarantee Agreement, the Guarantees, collectively.
“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.
“Free Writing Prospectus” shall mean each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company and used by the Company in connection with the sale of the Securities or the Exchange Securities.
“Guarantee Agreement” shall mean the Guarantee Agreement dated February 27, 2024, by and among the Guarantor, the Company and the Trustee.
“Guarantees” shall mean the guarantees of the Notes by the Guarantor pursuant to the terms of the Guarantee Agreement and, if such guarantees are still in effect pursuant to the terms of the Guarantee Agreement at the time of issuance of any Exchange Notes, the guarantees of the Exchange Notes by the Guarantor pursuant to the terms of the Guarantee Agreement, in each case until such time as such guarantees are no longer in effect.
“Guarantor” shall have the meaning set forth in the Preamble.
“Holders” shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that, for purposes of Section 4 and Section 5 hereof, the term “Holders” shall include Participating Broker-Dealers.

“Indenture” shall mean the Indenture dated as of February 27, 2024 between the Company and U.S. Bank Trust Company, National Association, as trustee, as the same may be amended and supplemented from time to time in accordance with the terms thereof with applicability to the Notes and the Exchange Notes.
“Initial Purchasers” shall have the meaning set forth in the Preamble.
“Inspector” shall have the meaning set forth in Section 3(a)(xiv) hereof.
“Issuer Information” shall have the meaning set forth in Section 5(a) hereof.
“Notes” shall have the meaning set forth in the Preamble.
“Notice and Questionnaire” shall mean a notice of registration statement and selling security holder questionnaire distributed to a Holder by the Company upon receipt of a Shelf Request from such Holder.
“Participating Broker-Dealers” shall have the meaning set forth in Section 4(a) hereof.
“Participating Holder” shall mean any Holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 2(b) hereof.
“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.
“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.
“Purchase Agreement” shall have the meaning set forth in the Preamble.
“Registrable Securities” shall mean the Securities; provided that any Securities shall cease to be Registrable Securities upon the earliest to occur of the following: (i) when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities cease to be outstanding, (iii) when such Securities have been resold pursuant to Rule 144 (or any successor provision) under the Securities Act (but not Rule 144A) without regard to volume restrictions, provided that the Company shall have removed or caused to be removed any restrictive legend on the Securities, (iv) except in the case of Securities that otherwise remain Registrable Securities and that are held by a Purchaser and that are ineligible to be exchanged in the Exchange Offer, when the Exchange Offer is consummated or (v) the date that is two years after the date of this Agreement.
“Registration Default” shall mean the occurrence of any of the following: (i) the Registration Statement referenced in Section 2(a)(x) is not deemed effective on or prior to the Target Registration Date or (ii) if the Exchange Offer is not consummated prior to the Target Registration Date and, if a shelf registration statement is required pursuant to Section 2(b), such Shelf Registration Statement is not declared effective on or prior to the later of (x) the Target Registration Date and (y) 90 days after delivery of the applicable Shelf Request, or (iii) if a shelf registration statement is required pursuant to Section 2(b) and after being declared effective, such Shelf Registration Statement ceases to be effective or the Prospectus contained therein ceases to be usable for resales of Registrable Securities (a) on more than two occasions of at least 30 consecutive days during the Shelf Effectiveness Period or (b) at any time in any 12-month period during the required effectiveness period and such failure to remain effective or useable for resales of Registrable Securities exists for more than 90 days (whether or not consecutive) in any 12-month period.
“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantor with this Agreement, including without limitation: (i) all SEC or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable and documented fees and disbursements of one counsel for any Underwriters or Holders in connection with blue sky qualification of any Exchange Securities or Registrable Securities), (iii) all expenses of the Company and the Guarantor in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees incurred by the Company or the Guarantor (including with respect to maintaining ratings of the Securities), (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the reasonable and documented fees and disbursements of the Trustee and one counsel for the Trustee, (vii) the fees and disbursements of counsel for the Company and the Guarantor and, in the case of a Shelf Registration Statement, the reasonable and documented fees and disbursements of one counsel for the Participating Holders (which counsel shall be selected or replaced by the Participating Holders holding a majority of the aggregate principal amount of Registrable Securities held by such Participating Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent registered public accountants of the Company and the Guarantor, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Company and, unless its obligations under this Agreement have been terminated pursuant to the provisions of Section 7 hereof, the Guarantor that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.
“Representatives” shall have the meaning set forth in the Preamble.
“SEC” shall mean the United States Securities and Exchange Commission.
“Securities” shall mean the Notes and, unless and until the Guarantees are terminated in accordance with the Guarantee Agreement, the Guarantees, collectively.
“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.
“Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.
“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.
“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company and, unless its obligations under this Agreement have been terminated pursuant to the provisions of Section 7 hereof, the Guarantor that covers all or a portion of the Registrable Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.
“Shelf Request” shall have the meaning set forth in Section 2(b) hereof.
“Staff” shall mean the staff of the SEC.
“Suspension Actions” shall have the meaning set forth in Section 2(e) hereof.
“Target Registration Date” shall mean February 26, 2025.
“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.
“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Underwriter” shall have the meaning set forth in Section 3(e) hereof.
“Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.
2.    Registration Under the Securities Act.
(a)    To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Company and, if applicable, the Guarantor shall use their commercially reasonable efforts to (x) cause to be filed an Exchange Offer Registration Statement on the appropriate form under the Securities Act, as selected by the Company, covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities and (y) have such Registration Statement become effective on or before the Target Registration Date, and, if requested by one or more Participating Broker-Dealers, remain effective until 180 days after the last Exchange Date for use by such Participating Broker-Dealers. The Company and, if applicable, the Guarantor shall use their commercially reasonable efforts to commence and complete the Exchange Offer for each series of Notes after the Exchange Offer Registration Statement is declared effective by the SEC but in any event not later than 60 days after such effective date.
The Company and, if applicable, the Guarantor shall commence the Exchange Offer for each series by mailing and/or electronically delivering, or by causing the mailing and/or electronic delivery of, the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:
(i)    that such Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities of such series validly tendered and not properly withdrawn will be accepted for exchange;
(ii)    the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed and/or electronically delivered) (each, an “Exchange Date”);
(iii)    that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;
(iv)    that any Holder electing to have a Registrable Security of a series exchanged pursuant to the Exchange Offer for such series will be required to (A) surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date with respect to such Exchange Offer; and

(v)    that any Holder of Registrable Securities of a series will be entitled to withdraw its election, not later than the close of business on the last Exchange Date with respect to the Exchange Offer for such series, by (A) sending to the institution and at the address specified in the notice, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.
As a condition to participating in an Exchange Offer, a Holder will be required to represent to the Company and the Guarantor that (1) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (2) at the time of the commencement of such Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (3) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or the Guarantor, (4) if such Holder is not a broker- dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities and (5) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Securities.
As soon as practicable after the last Exchange Date with respect to an Exchange Offer for Registrable Securities of a series, the Company and, if applicable, the Guarantor shall:
(i)    accept for exchange Registrable Securities of such series or portions thereof validly tendered and not properly withdrawn pursuant to such Exchange Offer; and
(ii)    deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities of such series or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities of such series equal in principal amount to the principal amount of the Registrable Securities of such series tendered by such Holder and accepted for exchange pursuant to such Exchange Offer; provided that if any of the Registrable Securities are in book-entry form, the Company shall, in cooperation with the Trustee, effect the exchange of Registrable Securities in accordance with applicable book-entry procedures.
The Company and, if applicable, the Guarantor shall use their commercially reasonable efforts to complete each Exchange Offer as provided above and shall use reasonable best efforts to comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with each Exchange Offer and any Shelf Registration pursuant to Section 2(b). No Exchange Offer shall be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff and that no action or proceeding has been instituted or threatened in any court or by or before any governmental agency relating to the Exchange Offer which, in the Company’s judgment, could reasonably be expected to impair the Company’s ability to proceed with the Exchange Offer.
(b)    In the event that the Company and the Guarantor determine that the Exchange Offer Registration provided for in Section 2(a) hereof is not available under applicable law or if applicable interpretations of the Staff do not permit the Company and the Guarantor to effect the Exchange Offer for Registrable Securities of a series, or, if for any reason the Company and the Guarantor do not consummate the Exchange Offer for Registrable Securities of a series by the later of the Target Registration Date and the date the Company receives a written request (a “Shelf Request”) from any Initial Purchaser representing that it holds Registrable Securities of the applicable series that are or were ineligible to be exchanged in any such Exchange Offer, the Company and, if applicable, the Guarantor shall use their commercially reasonable efforts to cause to be filed and become effective, as soon as practicable after such determination, date or Shelf Request, as the case may be, a Shelf Registration Statement on the appropriate form under the Securities Act, as selected by the Company, providing for the sale of all the Registrable Securities of such series by the Holders thereof and to have such Shelf Registration Statement become effective; provided that (a) no Holder will be entitled to have any Registrable Securities included in any Shelf Registration Statement, or entitled to use the prospectus forming a part of such Shelf Registration Statement, until such Holder shall have delivered a completed and signed Notice and Questionnaire and provided such other information regarding such Holder to the Company as is contemplated by Section 3(b) hereof and, if necessary, the Shelf Registration Statement has been amended to reflect such information, and (b) the Company and the Guarantor shall be under no obligation to file or cause to become effective any such Shelf Registration Statement before they are obligated to file or cause to become effective an Exchange Offer Registration Statement pursuant to Section 2(a) hereof.
The Company and, if applicable, the Guarantor agree to use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the date on which the Securities covered thereby cease to be Registrable Securities (the “Shelf Effectiveness Period”). The Company and, if applicable, the Guarantor further agree to use their commercially reasonable efforts to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Participating Holder of Registrable Securities with respect to information relating to such Holder, and to use their commercially reasonable efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable. The Company and, if applicable, the Guarantor agree to furnish to the Participating Holders copies of any such supplement or amendment promptly after its being used or filed with the SEC, as reasonably requested by the Participating Holders.

(c)    The Company shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions, its own attorney fees (except as such fees may be covered by clause (vii) of the definition of “Registration Expenses”), brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.
(d)    An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC. A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.
If a Registration Default occurs with respect to a series of Registrable Securities, the interest rate on the Registrable Securities (and only the Registrable Securities) of such series will be increased by (i) 0.25% per annum for the first 90 day period beginning on the day immediately following such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90 day period, in each case until and including the date such Registration Default ends, up to a maximum increase of 0.50% per annum. A Registration Default ends with respect to any Security when such Security ceases to be a Registrable Security or, if earlier, (1) in the case of a Registration Default under clause (i) or (ii) of the definition thereof, when the Exchange Offer for such series is completed or when the Shelf Registration Statement covering such Registrable Securities becomes effective or (2) in the case of a Registration Default under clause (iii) of the definition thereof, when the Registration Statement becomes effective or the Prospectus again becomes usable. If at any time more than one Registration Default has occurred and is continuing, then, until the next date that there is no Registration Default, the increase in interest rate provided for by this paragraph shall apply as if there occurred a single Registration Default that begins on the date that the earliest such Registration Default occurred and ends on the next date that there is no Registration Default.
Notwithstanding anything to the contrary in this Agreement, if the applicable Exchange Offer with respect to a series of Registrable Securities is consummated, any Holder who was, at the time such Exchange Offer was pending and consummated, eligible to exchange, and did not validly tender, or withdrew, its Securities for Exchange Securities in such Exchange Offer will not be entitled to receive any additional interest pursuant to the preceding paragraph, and upon the completion of such Exchange Offer, such Securities will no longer constitute Registrable Securities hereunder.
Any amounts of additional interest due under this clause (d) will be payable in cash on the regular interest payment dates of the Notes. The additional interest will be determined by multiplying the applicable additional interest rate by the principal amount of the Notes, multiplied by a fraction, the numerator of which is the number of days such additional interest rate was applicable during such period (determined on the basis of a 360 day year composed of twelve 30-day months, but it being understood that if the regular interest payment date of the Notes is not a Business Day and the payment is made on the next succeeding

Business Day, no further interest will accrue as a result of such delay), and the denominator of which is 360.
(e)    The Company and the Guarantor shall be entitled to suspend their obligation to file any amendment to a Shelf Registration Statement, furnish any supplement or amendment to a Prospectus included in a Shelf Registration Statement or any Free Writing Prospectus, make any other filing with the SEC that would be incorporated by reference into a Shelf Registration Statement, cause a Shelf Registration Statement to remain effective or the Prospectus or any Free Writing Prospectus usable or take any similar action (collectively, “Suspension Actions”) if there is a possible acquisition, disposition or business combination or other transaction, business development or event involving the Company, the Guarantor or either of their subsidiaries that may require disclosure in the Shelf Registration Statement or Prospectus and the Company or the Guarantor determines that such disclosure is not in the best interest of the Company, the Guarantor and their stockholders or obtaining any financial statements relating to any such acquisition or business combination required to be included in the Shelf Registration Statement or Prospectus would be impracticable. Upon the occurrence of any of the conditions described in the foregoing sentence, the Company shall give prompt notice of the delay or suspension (but not the basis thereof) to the Participating Holders. Upon the termination of such condition, the Company shall promptly proceed with all Suspension Actions that were delayed or suspended and, if required, shall give prompt notice to the Participating Holders of the cessation of the delay or suspension (but not the basis thereof).
(f)    Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Guarantor acknowledge that any failure by the Company or the Guarantor to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may seek to specifically enforce the Company’s and the Guarantor’s obligations under Section 2(a) and Section 2(b) hereof. The provisions for additional interest set forth in Section 2(d) above shall constitute liquidated damages and will be the exclusive remedy, monetary or otherwise, available to Holders under this Agreement with respect to any Registration Default.
3.    Registration Procedures.
(a)    In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company and, if applicable, the Guarantor shall use commercially reasonable efforts to:
(i)    prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of, and

Rule 174 under, the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;
(ii)    to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company or the Guarantor with the SEC in accordance with the Securities Act and to retain a copy of any Free Writing Prospectus not required to be filed;
(iii)    in the case of a Shelf Registration, furnish to each Participating Holder, to counsel for the Initial Purchasers (if any Registrable Securities held by the Initial Purchasers are included in such Registration Statement), to counsel for such Participating Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto (other than any document that amends and supplements any Prospectus, preliminary prospectus or Free Writing Prospectus because it is incorporated by reference therein), as such Participating Holder, counsel or Underwriter may reasonably request in writing in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and, subject to Section 3(d) hereof, the Company and the Guarantor consent to the use of such Prospectus, preliminary prospectus or such Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Participating Holders and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or such Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;
(iv)    register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions of the United States as any Participating Holder shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Participating Holders in connection with any filings required to be made with FINRA; and do any and all other acts and things within the Company’s and the Guarantor’s reasonable control that may be reasonably necessary to enable each Participating Holder to remove any legal impediments to completing the disposition in each such jurisdiction of the Registrable Securities owned by such Participating Holder; provided that neither the Company nor the Guarantor shall be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) execute or file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation or service of process in any such jurisdiction if it is not already so subject;
(v)    notify counsel for the Initial Purchasers (it being understood that for purposes of this Agreement, such references to such counsel shall mean counsel on the date of this Agreement unless the Initial Purchasers notify the Company and the Guarantor in writing otherwise) and, in the case of a Shelf Registration, notify each

Participating Holder and counsel for such Participating Holders (it being understood that for purposes of this Agreement, references to such counsel shall only be applicable to the extent that the Company and the Guarantor have been provided with contact information for such counsel) promptly and, if requested by any such Participating Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, (2) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (3) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company or the Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering of such Registrable Securities cease to be true and correct in all material respects or if the Company or the Guarantor receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any U.S. jurisdiction or the initiation of any proceeding for such purpose, (4) of the happening of any event during the period a Registration Statement is effective that makes any statement of material fact made in such Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein not misleading and (5) of any determination by the Company or the Guarantor that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate;
(vi)    notify counsel for the Initial Purchasers or, in the case of a Shelf Registration, notify each Participating Holder and counsel for such Participating Holders, of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective;
(vii)    obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2) under the Securities Act, including by filing an amendment to such Registration Statement on the proper form, as soon as reasonably practicable and provide prompt notice to each Holder or Participating Holder of the withdrawal of any such order or such resolution;
(viii)    in the case of a Shelf Registration, furnish to each Participating Holder, without charge, upon request, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless reasonably requested), if such documents are not available via EDGAR;
(ix)    in the case of a Shelf Registration, cooperate with the Participating Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and, in the case of certificated securities, registered in such names (consistent with the provisions of the Indenture) as such Participating Holders may reasonably request at least two Business Days prior to the closing of any sale of Registrable Securities;
(x)    upon the occurrence of any event contemplated by Section 3(a)(v)(4) hereof, prepare and file with the SEC a supplement or post-effective amendment to the applicable Exchange Offer Registration Statement or Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company and the Guarantor shall notify the Participating Holders (in the case of a Shelf Registration Statement) and the Initial Purchasers and any Participating Broker-Dealers known to the Company or the Guarantor (in the case of an Exchange Offer Registration Statement) to suspend use of the Prospectus or any Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Participating Holders, such Participating Broker-Dealers and the Initial Purchasers, as applicable, hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Company and the Guarantor have amended or supplemented the Prospectus or the Free Writing Prospectus, as the case may be, to correct such misstatement or omission; provided that neither the Company nor the Guarantor shall be required to take any action pursuant to this Section 3(a)(x) during any suspension period pursuant to Sections 2(e) or 3(d) hereof;
(xi)    a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus, provide copies of such document to the Representatives and their counsel (and, in the case of a Shelf Registration Statement, to the Participating Holders and, to the extent that the Company have been requested to do so, their counsel) and make such of the representatives of the Company and the Guarantor as shall be reasonably requested by the Representatives or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or, to the extent that the Company have been requested to do so, their counsel) available for discussion of such document at reasonable times and upon reasonable notice; and the Company and the Guarantor shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Free Writing

Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus or a Free Writing Prospectus, of which the Representatives and their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Representatives or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel) shall reasonably object in writing within two Business Days after the receipt thereof, unless the Company believes that use or filing of such Prospectus, Free Writing Prospectus, or any amendment of or supplement thereto is required by applicable law;
(xii)    obtain a CUSIP number for all Exchange Securities of each series or Registrable Securities of each series that are registered on a Shelf Registration Statement, as the case may be, not later than the initial effective date of a Registration Statement;
(xiii)    cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;
(xiv)    in the case of a Shelf Registration, make available for inspection by a representative of the Participating Holders (an “Inspector”), any Underwriters participating in the applicable disposition pursuant to such Shelf Registration Statement, one firm of attorneys and one firm of accountants designated by a majority in aggregate principal amount of the Registrable Securities held by the Participating Holders and one firm of attorneys and one firm of accountants designated by such Underwriters, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and its subsidiaries reasonably requested by any such Inspector, Underwriter, attorney or accountant, and cause the respective officers, directors and employees of the Company and, if applicable, the Guarantor to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with customary due diligence related to the offering and sale of Registrable Securities under a Shelf Registration Statement, subject to such parties conducting such investigation entering into confidentiality agreements as the Company and the Guarantor may reasonably require and to any applicable privilege or pre-existing contractual confidentiality obligations;
(xv)    if reasonably requested by any Participating Holder, promptly include or incorporate by reference in a Prospectus supplement or post-effective amendment such information with respect to such Participating Holder as such Participating Holder reasonably requests to be included therein, based upon a reasonable belief that such information is required to be included therein or is necessary to make the information about such Participating Holder not misleading, and make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be so included in such filing; and
(xvi)    in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Participating Holders of a majority in principal amount of the Registrable Securities covered by the Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, in connection with an Underwritten Offering, (1) to the extent possible, making such representations and warranties to the Participating Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus, any Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and consistent with the applicable representations and warranties in the Purchase Agreement and confirm the same if and when requested, (2) obtain opinions of counsel to the Company and, if applicable, the Guarantor (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Participating Holders and such Underwriters and their respective counsel) addressed to the Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings and consistent with the opinions delivered pursuant to the Purchase Agreement, provided that, if required by the Underwriter, counsel for the Participating Holders shall provide an opinion to the Underwriter covering the matters customarily covered in opinions requested from selling securityholders by underwriters in underwritten offerings, in connection with an Underwritten Offering (3) in connection with an Underwritten Offering, obtain “comfort” letters from the independent registered public accountants of the Company and, if applicable, the Guarantor (and, if necessary, any other registered public accountant of any subsidiary of the Company or the Guarantor, or of any business acquired by the Company or the Guarantor for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to the Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, including but not limited to financial information contained in any preliminary prospectus, Prospectus or Free Writing Prospectus and (4) in connection with an Underwritten Offering, deliver such documents and certificates as may be reasonably requested by the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

(b)    In the case of a Shelf Registration Statement, the Company may require, as a condition to including such Holder’s Registrable Securities in such Shelf Registration Statement, each Holder of Registrable Securities to furnish to the Company a Notice and Questionnaire and such other information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities and other documentation necessary to effectuate the proposed disposition as the Company and the Guarantor may from time to time reasonably request in writing and require such Holder to agree in writing to be bound by all provisions of this Agreement applicable to such Holder. Each Holder of Registrable Securities as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed so that the information previously furnished to the Company by such Holder is not materially misleading and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. If a Holder fails to provide the information or documentation requested by the Company or the Guarantor pursuant to this paragraph within 20 Business Days after receiving such request, the Company or the Guarantor may exclude such Holder’s Registrable Securities from such Shelf Registration Statement; provided, further, that any failure to include a Holder’s Registrable Securities in such Shelf Registration Statement shall not constitute a Registration Default if such Holder has failed to provide such information or documentation in accordance with this paragraph.
(c)    Each Participating Holder agrees that, upon receipt of any notice from the Company and the Guarantor of the happening of any event of the kind described in Section 3(a)(v)(2) or Section 3(a)(v)(4) hereof, such Participating Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Participating Holder’s receipt of the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Section 3(a)(x) hereof and, if so directed by the Company and the Guarantor, such Participating Holder will deliver to the Company and the Guarantor all copies in its possession, other than permanent file copies then in such Participating Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.
(d)    If the Company and the Guarantor shall give any notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company and the Guarantor shall not be required to maintain the effectiveness thereof during the period of such suspension, and the Company and the Guarantor shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions or notice that such amendment or supplement is not necessary; provided, however, that no such extension shall be made in the case where such suspension is solely a result the Company’s compliance with Section 3(c) or any other suspension at the request of a Holder.

(e)    The Participating Holders who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an “Underwriter”) that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities included in such offering, subject in each case to consent by the Company (which shall not be unreasonably withheld or delayed so long as such bank or manager is internationally recognized as an underwriter of debt securities offerings). All fees, costs and expenses of the Underwriters, except for Registration Expenses, shall be borne solely by the Participating Holders.
(f)    No Holder of Registrable Securities may participate in any Underwritten Offering hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.
4.    Participation of Broker-Dealers in Exchange Offer.
(a)    The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in an Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.
The Company and the Guarantor understand that it is the Staff’s position that if the Prospectus contained in an Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.
(b)    In light of the above, and notwithstanding the other provisions of this Agreement, the Company and, if applicable, the Guarantor agree to use commercially reasonable efforts to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to Section 3(d) hereof), if requested by one or more Participating Broker-Dealers, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above. The Company and, if applicable, the Guarantor further agree that, subject to Section 3(c), Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4.
(c)    The Initial Purchasers shall have no liability to the Company, the Guarantor or any Holder with respect to any request that they may make pursuant to Section 4(b) hereof.
5.    Indemnification and Contribution.
(a)    The Company and, if the Guarantees are registered under any effective Registration Statement, the Guarantor each will, jointly and severally, indemnify and hold harmless each Initial Purchaser and each Holder, their respective directors, officers and employees, each person, if any, who controls any Initial Purchaser or any Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities, joint or several, to which such Initial Purchaser, Holder, director, officer, employee, controlling person or affiliate may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus as amended or supplemented, any Free Writing Prospectus or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, and will reimburse each such Initial Purchaser, Holder, director, officer, employee, controlling person or affiliate for any legal or other out-of-pocket expenses reasonably incurred by such Initial Purchaser, Holder, director, officer, employee, controlling person or affiliate in connection with investigating or defending any such loss, damage, liability, action or claim as such expenses are incurred; provided, however, that the Company and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, any Prospectus as amended or supplemented, any Free Writing Prospectus or any Issuer Information in reliance upon and in conformity with information relating to any Initial Purchaser or any Holder furnished to the Company and the Guarantor in writing by such Initial Purchaser or by such Holder expressly for use therein.
(b)    Each Holder will, severally and not jointly, indemnify and hold harmless the Company, the Guarantor, the Initial Purchasers and the other selling Holders, the directors, officers and employees of the Company, the Guarantor, and the Initial Purchasers, each Person, if any, who controls the Company, the Guarantor, any Initial Purchaser and any other selling Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act against any losses, claims, damages or liabilities to which the Company, the Guarantor, or such Initial Purchaser, other selling Holder, director, officer, employee, controlling person or affiliate may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus as amended or supplemented or any Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Registration Statement, any Prospectus as amended or supplemented or any Free Writing Prospectus in reliance upon and in conformity with written information relating to such Holder furnished to the Company or the Guarantor by such Holder; and each Holder will reimburse the Company, the Guarantor, and such Initial Purchaser, other selling Holder, director, officer, employee, controlling person and affiliate for any legal or other out-of-pocket expenses reasonably incurred by the Company, the Guarantor, Initial Purchaser, other selling Holder, director, officer, employee, controlling person or affiliate in connection with investigating, or defending any such loss, damage, liability, action or claim as such expenses are incurred, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement, any Prospectus or any Free Writing Prospectus.
(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent such omission materially prejudices the indemnifying party. In case any such action shall be brought against any indemnified party, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, and shall not be liable for any settlement of any proceeding effected without its written consent, such consent not to be unreasonably withheld, delayed or conditioned.
(d)    To the extent the indemnification provided for in paragraph (a) or (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein (or actions in respect thereof), then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor from the offering of the Securities or Exchange Securities, on the one hand, and the Holders from receiving Securities or Exchange

Securities registered under the Securities Act, on the other. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Guarantor on the one hand and the Holders on the other in connection with the statements or omissions, or alleged statements or omissions, which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantor on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor on the one hand or such Holder on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)    The Company, the Guarantor, the Holders and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provision of this paragraph concerning contribution, no indemnifying party shall be required to make contribution in any circumstance not described in paragraphs (a) or (b) of this Section 5. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint.
(f)    The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.
(g)    The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder, any Person controlling any Initial Purchaser or any Holder or any affiliate of any Initial Purchaser, or by or on behalf of the Company, the Guarantor, their officers or directors or any Person controlling the Company or the Guarantor, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement. Notwithstanding anything in this Section 5 to the contrary, the Guarantor shall have no liability under this Section 5 to any indemnified party if the Guarantees have been terminated in accordance with the terms of the Guarantee Agreement.
6.    General.
(a)    No Inconsistent Agreements. The Company and the Guarantor represent, warrant and agree that neither the Company nor the Guarantor has entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.
(b)    Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless, in the event such amendment, modification, supplement, waiver or consent adversely affects the interests of Holders, the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 6(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder. Notwithstanding the foregoing, each Holder may waive compliance with respect to any obligation of the Company or the Guarantor under this Agreement as it may apply or be enforced by such particular Holder.
(c)    Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; (ii) if to the Company or the Guarantor, initially at the applicable addresses set forth in the Purchase Agreement and thereafter at such other address(es), notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.
(d)    Majority of Holders. Whenever an action or determination under this Agreement requires a majority of the aggregate principal amount of the applicable holders, in determining such majority, if the Company shall issue any additional Securities under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, then such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.
(e)    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company or the Guarantor with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.
(f)    Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.
(g)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.
(h)    Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.
(i)    Governing Law; Waiver of Jury Trial. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the laws of the State of New York. The Company, the Guarantor and the Initial Purchasers irrevocably agree to waive trial by jury in any action, proceeding, claim or counterclaim brought by or on behalf of any party related to or arising out of this Agreement or the performance of services hereunder.
(j)    Entire Agreement; Severability. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company, the Guarantor and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.
7.    Termination of Obligations of Guarantor. Notwithstanding any other provisions of this Agreement, it is acknowledged that the Guarantee will automatically and unconditionally terminate and be released (i) upon the earlier to occur of (A) the consummation of the Distribution and (B) with respect to any series of Notes, the consummation of a legal defeasance or covenant defeasance relating to such series of Notes or the discharge of the indenture with respect to such series of Notes or (ii) otherwise in accordance with the provisions of the Indenture and, accordingly, it is agreed that, concurrently with the termination of the Guarantee with respect to any series of Notes or Exchange Notes, all obligations of the Guarantor under this Agreement shall automatically terminate and all references to the Guarantor in this Agreement shall be deemed to be eliminated with respect to such series of Notes or Exchange Notes, and concurrently with the termination of the last of the Guarantees to terminate, all obligations of the Guarantor under this Agreement shall automatically terminate and all references to the Guarantor in this Agreement shall be deemed to be eliminated.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SOLVENTUM CORPORATION

By:	/s/ Rodolfo Espinosa
Name:	Rodolfo Espinosa
Title:	Treasurer

3M COMPANY, as Guarantor

By:	/s/ Israel Owodunni
Name:	Israel Owodunni
Title:	Senior Vice President and Treasurer
[Signature Page to Registration Rights Agreement (Solventum)]

Confirmed and accepted as of the date first above written:

GOLDMAN SACHS & CO. LLC,
BofA SECURITIES, INC.
J.P. MORGAN SECURITIES LLC, AND
MORGAN STANLEY & CO. LLC

For themselves and on behalf of the
several Initial Purchasers

GOLDMAN SACHS & CO. LLC

By:	/s/ Karim Saleh
Name:	Karim Saleh
Title:	Managing Director

BofA SECURITIES, INC.

By:	/s/ Douglas A. Muller
Name:	Douglas A. Muller
Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name:	Som Bhattacharyya
Title:	Executive Director

MORGAN STANLEY & CO. LLC

By:	/s/ Thomas Hadley
Name:	Thomas Hadley
Title:	Managing Director
[Signature Page to Registration Rights Agreement (Solventum)]